      As filed with the Securities and Exchange Commission on July 22, 2002
                          Registration Statement No. 333-_____

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                         Sunoco Logistics Partners L.P.
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

                Delaware                                         23-3096839
     (State or Other Jurisdiction of                          (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

           1801 Market Street
       Philadelphia, Pennsylvania                                     19103
 (Address of Principal Executive Offices)                          (Zip Code)

                                   ----------

                  SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                              (Full title of plan)

                                   ----------

                             JEFFREY W. WAGNER, ESQ.
                               Sunoco Partners LLC
                               1801 Market Street
                             Philadelphia, PA 19103
                                 (215) 977-3868
            (Name, address and telephone number of agent for service)

                                   ----------

                                      CALCULATION OF REGISTRATION FEE
===============================================================================================================
 Title of Each Class of                        Proposed Maximum      Proposed Maximum          Amount of
    Securities to be         Amount to be     Offering Price Per    Aggregate Offering      Registration Fee
       Registered            Registered/1/          Unit/2/              Price/2/
---------------------------------------------------------------------------------------------------------------
      Common Units,           1,250,000          $21.88              $27,350,000               $2,516.20
  representing limited
  partnership interests
===============================================================================================================

Notes:

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of Common Units or other interests that may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the employee benefit plan described herein.

2. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c), under the Securities Act of 1933, as amended, based on the average of the high and low prices per unit of Sunoco Logistics Partners L.P. Common Units on July 17, 2002, as reported in the New York Stock Exchange Composite Transactions quotations published by the Wall Street Journal on July 18, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

     Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference and made a part of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     (c) The Registrant's Registration Statement on Form S-1/A filed February 4, 2002 and Prospectus filed pursuant to Rule 424(b) filed February 5, 2002; and

     (d) The description of the Registrant's Common Units contained in its Registration Statement on form 8-A filed January 28, 2002.

     In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing with the Commission of a post-effective amendment which: (i) indicates that all securities offered hereby have been sold; or (ii) de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Units registered hereby is being passed upon by Jeffrey W. Wagner, General Counsel and Secretary of Sunoco Partners LLC, (the "General Partner"), the General Partner of the Registrant. Mr. Wagner beneficially owns one thousand (1,000) Common Units.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Partner is empowered by the Pennsylvania Limited Liability Company Law of 1994, as amended (15 PA. CONS. STAT. ANN. ss. 8945 (West 1995 & Supp. 2002)), subject to the limitations stated therein, and by its Second Amended and Restated Limited Liability Company Agreement to indemnify and hold harmless any person from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any person may be involved, or is threatened to be involved, as a party or otherwise, by reason of the person being, subject to certain exceptions: (1) an affiliate of the General Partner; (2) a member, partner, officer, director, employee, agent or trustee of the General Partner, or any affiliate thereof; or (3) any person who is or was serving at the request of the General Partner, or any affiliate thereof, as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

     The Registrant maintains policies of insurance under which the directors and officers of the Registrant and its affiliates are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.   EXHIBITS

4.1 Sunoco Partners LLC Long-Term Incentive Plan (amended and re-stated as of July 22, 2002)

4.2 Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of February 8, 2002

*4.3 Second Amended and Restated Limited Liability Company Agreement of Sunoco
     Partners LLC, dated April 30, 2002 (incorporated by reference to Exhibit
     3.1 to the Form 10-Q, File No. 1-31219, filed May 15, 2002)

5.1  Opinion of Jeffrey W. Wagner as to legality of securities being registered

23.1 Consent of Ernst & Young LLP

23.2 Consent of Jeffrey W. Wagner (contained in opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (included on the signature page of this Registration Statement)

24.2 Secretary's Certificate (certifying resolution authorizing certain officers to sign and file the registration statement on behalf of Sunoco Partners LLC, the General Partner of Sunoco Logistics Partners L.P.)

----------

  * Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  Rule 415 offering.
     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 22nd day of July, 2002.

                                       SUNOCO LOGISTICS PARTNERS L.P.

                                       By: Sunoco Partners LLC
                                               its General Partner

                                       By: /s/ DEBORAH M. FRETZ
                                           ------------------------------
                                           Name:  Deborah M. Fretz
                                           Title: President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deborah M. Fretz and Colin A. Oerton and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature                      Title                                    Date
---------                      -----                                    ----
/s/ DEBORAH M. FRETZ           President, Chief Executive Officer       July 22, 2002
---------------------------    and Director
Deborah M. Fretz               (Principal Executive Officer)


/s/ CYNTHIA A. ARCHER          Director                                 July 22, 2002
---------------------------
Cynthia A. Archer

/s/ STEPHEN L. CROPPER         Director                                 July 22, 2002
---------------------------
Stephen L. Cropper

/s/ MICHAEL H. R. DINGUS       Director                                 July 22, 2002
---------------------------
Michael H. R. Dingus

/s/ JOHN G. DROSDICK           Chairman of the Board                    July 22, 2002
---------------------------
John G. Drosdick

/s/ GARY W. EDWARDS            Director                                 July 22, 2002
---------------------------
Gary W. Edwards

/s/ BRUCE G. FISCHER           Director                                 July 22, 2002
---------------------------
Bruce G. Fischer

/s/ THOMAS W. HOFMANN          Director                                 July 22, 2002
---------------------------
Thomas W. Hofmann

/s/ COLIN A. OERTON            Vice President and                       July 22, 2002
---------------------------    Chief Financial Officer
Colin A. Oerton                (Principal Financial Officer)


/s/ SEAN P. MCGRATH            Comptroller                              July 22, 2002
---------------------------    (Principal Accounting Officer)
Sean P. McGrath


                                INDEX TO EXHIBITS

Exhibit
Number   Description

4.1 Sunoco Partners LLC Long-Term Incentive Plan (amended and re-stated as of July 22, 2002)

4.2 Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P., dated as of February 8, 2002

*4.3 Second Amended and Restated Limited Liability Company Agreement of Sunoco Partners LLC, dated April 30, 2002 (incorporated by reference to
         Exhibit 3.1 to the Form 10-Q, File No. 1-31219, filed May 15, 2002)

5.1 Opinion of Jeffrey W. Wagner as to legality of securities being registered

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Jeffrey W. Wagner (contained in opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (included on the signature page for this Registration Statement)

24.2 Secretary's Certificate (certifying resolution authorizing certain officers to sign and file the registration statement on behalf of Sunoco Partners LLC, the General Partner of Sunoco Logistics Partners L.P.)

---------

* Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.